UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 25, 2018 (May 24, 2018)

HealthStream, Inc.

(Exact name of registrant as specified in its charter)

Tennessee	000-27701	62-1443555
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

209 10th Avenue South, Suite 450, Nashville, Tennessee 37203

(Address of principal executive offices)    (Zip Code)

(615) 301- 3100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

On May 24, 2018, HealthStream, Inc. (the “Company”) held its annual meeting of shareholders (the “Annual Meeting”). The final results of the proposals submitted to shareholder vote at the Annual Meeting, which proposals were described in more detail in the Company’s Proxy Statement filed with the Securities and Exchange Commission on April 11, 2018, are set forth below.

(1)	Election of three directors in Class III for a term of three years and until their successors are duly elected and qualified:

	FOR	WITHHELD	BROKER NON VOTES
Robert A. Frist, Jr.	27,950,539	326,547	3,642,252

Frank Gordon	28,039,802	237,284	3,642,252

C. Martin Harris, M.D.	28,174,485	102,601	3,642,252

In addition to the foregoing directors, the remaining directors not up for re-election at the Annual Meeting continue to serve on the Board of Directors.

(2)	Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018:

FOR	AGAINST	ABSTAIN	BROKER NON VOTES
31,688,620	166,432	64,286	0

(3)	Adoption of a non-binding advisory resolution on the Company’s executive compensation as described in the Proxy Statement (“say-on-pay”):

FOR	AGAINST	ABSTAIN	BROKER NON VOTES
27,798,196	416,663	62,227	3,642,252

(4)	Adoption of an advisory recommendation on the frequency with which the Company will conduct future say-on-pay votes:

One Year	Two Years	Three Years	BROKER NON VOTES
26,593,935	4,089	1,619,992	3,642,252

In light of the voting results with respect to the frequency of the advisory vote on executive compensation as set forth above and the Company’s recommendation that shareholders vote to hold future say-on-pay votes each year, the Company will continue to hold such votes each year until the next required advisory vote on the frequency of such votes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: May 25, 2018	HEALTHSTREAM, INC.

	By:	/s/ Gerard M. Hayden, Jr.
Chief Financial Officer